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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 22, 2007, relating to the financial statements (which report expresses an unqualified opinion and includes an explanatory paragraph for the change in method of accounting and disclosure for stock-based compensation and defined benefit pension plans) of St. Mary Land & Exploration Company and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K/A of St. Mary Land & Exploration Company for the year ended December 31, 2006 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP DELOITTE & TOUCHE LLP
Denver, Colorado June 15, 2007

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM